UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010 (April 25, 2010)

PR SPECIALISTS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	333-34686	95-4792965
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Annand Drive, Suite 16, Wilmington, Delaware	19808
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-998-8824

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

In April 2010, pursuant to a private offering, the registrant issued 4,287,500 shares of its common stock, warrants to purchase 790,625 shares of its common stock at an exercise price of $0.001, 790,625 shares of its common stock at an exercise price of $0.60 per share and 790,625 shares of its common stock at an exercise price of $0.80 per share in exchange for $5,236 cash proceeds. All of the above warrants are exercisable at any time for a period of one year from their date of issuance.

All of the purchasers were accredited investors. The registrant relied on Regulation D and Section (4(6) of the Securities Act of 1933 since the transaction did not involve any public offering.  No underwriters were utilized and no commissions or fees were paid with respect to any of the above transactions.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PR Specialists, Inc.

By:/s/ Marjorie DeHey Daleo

      Marjorie DeHey Daleo,

      President

Dated: June 18, 2010